POLARITYTE, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following stock option grant (the “Option”) to purchase shares of the Common Stock of PolarityTE, Inc. (the “Company”) under the Company’s 2019 Equity Incentive Plan adopted by the Board of Directors on August 7, 2018, and as subsequently amended from time to time (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Plan.

Optionee:

Grant Date:

Last Day to Exercise:

Exercise Price:	$_________ per share

Number of Option Shares:

Type of Option:                 ______ Incentive Stock Option                   ______ Non-Statutory Option

Vesting Schedule: The Option shall vest in ________ (__) equal monthly installments commencing on the one (1) month anniversary of the Grant Date.

Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. The Company shall provide to Optionee a copy of the Plan upon written request to the Company.

Dated: ___________, 20___, and effective as of __________, 20___, subject to Grantee’s commencement of employment with the Company on that date.

PolarityTE, Inc.1

By:	By:

Title:	Title:

Optionee

Signature

1 Pursuant to the Company’s Signature Rights Policy this Notice requires two Company signatures: (a) any of the persons listed in Column A to the Signature Rights Policy, and (b) a senior ranking member of the Human Resources Department.

2019 Equity Incentive Plan	Exhibit A to Notice of Grant of Stock Option

POLARITYTE, INC.

STOCK OPTION AGREEMENT

A. The Board of Directors (the “Board”) and stockholders of PolarityTE, Inc. (“the Company”) adopted the 2019 Equity Incentive Plan, as amended from time to time (the “Plan”), to attract and retain the services of employees (including officers and directors), non-employee Board members and consultants and other independent advisors. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Plan.

B. Optionee is an individual who is to render valuable services to the Company or one or more Subsidiaries, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of a stock option to purchase shares of the Company’s common stock (“Common Stock”) under the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the “Grant Date”) specified in the accompanying Notice of Grant of Stock Option (the “Grant Notice”), a stock option to purchase up to that number of shares of the Company’s Common Stock (the “Option Shares”) as is specified in the Grant Notice. Such Option Shares shall be purchased from time to time during the option term at the exercise price (the “Exercise Price”) specified in the Grant Notice.

2. Option Term. This option shall expire at the close of business on the earlier of the last date to exercise specified in the Grant Notice, the date certain events occur as specified in the Plan, or the date specified by modification or amendment of this stock option under the terms of the Plan (any such date the “Expiration Date”).

3. Limited Transferability. This option shall be exercisable only by Optionee during Optionee’s lifetime and shall not be transferable or assigned by Optionee other than by will or by the laws of descent and distribution following Optionee’s death.

4. Exercisability. This option shall become exercisable for the Option Shares in accordance with the vesting schedule specified in the Grant Notice. As the option vests and becomes exercisable for one or more installments of Option Shares, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date. This option shall not vest and become exercisable for any additional Option Shares that are not vested under the vesting schedule prior to the date of Optionee’s cessation of service to the Company or a Subsidiary. The right to exercise the option is subject at all times to compliance with the Company’s policy against insider trading then in effect.

5. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price for the purchased Option Shares.

6. Exercising the Option. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions and otherwise comply with the requirements of the Plan:

(a) Deliver to the Corporate Secretary of the Company an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the “Exercise Notice”) in which there is specified the number of Option Shares that are to be purchased under the exercised option.

(b) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives, subject to any limitations or restrictions set forth in the Plan:

(1) full payment in cash or by check made payable to the Company’s order;

(2) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

(3) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company’s order; or

(4) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide concurrent irrevocable written instructions (i) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

7. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the state of Delaware without resort to that State’s conflict-of-laws provisions.

8. No Employment/Service Contracts. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the service of the Company (or any Subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee’s service at any time for any reason whatsoever, with or without cause.

9. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Company Chief Financial Officer at the Company’s principal offices at 1960 S. 4250 West, Salt Lake City, UT 84104. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U. S. Mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

10. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, unless, in the specific instance, a provision in this Agreement states that it supersedes a provision in the Plan. All terms used herein that are defined in the Plan shall have the same meaning ascribed to such terms in the Plan. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

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11. Additional Terms Applicable to an Incentive Stock Option. In the event this option is designated an Incentive Stock Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Stock Option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three months after the date Optionee ceases to be an Employee for any reason other than death or disability or (ii) more than one year after the date Optionee ceases to be an Employee because of death or disability. The term “disability” shall mean Grantee’s inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or lasted, or can be expected to last, for a continuous period of not less than 12 months.

(b) If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an Incentive Stock Option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the shares of the Company’s Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Stock Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in any calendar year exceeds the applicable $100,000 limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

(c) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Stock Option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the number of shares of the Company’s Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the shares of Common Stock or other securities for which this option or one or more other Incentive Stock Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in the calendar year of such Change in Control exceed the applicable $100,000 limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.

(d) Should Optionee hold, in addition to this option, one or more other options to purchase shares of the Company’s Common Stock that become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

(e) To the extent this option should fail to qualify for Incentive Stock Option treatment under the Federal tax laws, Optionee shall recognize compensation income at the time the option is exercised in an amount equal to the Fair Market Value of the purchased Option Shares less the aggregate Exercise Price paid for those shares, and Optionee must make appropriate arrangements with the Company or any Subsidiary employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to such compensation income.

12. Additional Terms Applicable to a Non-Statutory Stock Option. In the event this option is designated a non-statutory stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Company or any Subsidiary employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to the exercise of this option. Such arrangements will be made prior to or at the time of exercise.

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Exhibit I

FORM OF PURCHASE

(to be signed only upon exercise of Option)

TO: PolarityTE, Inc.

The Optionee, holder of the attached option, hereby irrevocable elects to exercise the purchase rights represented by the option for, and to purchase thereunder, ___________ shares of Common Stock of PolarityTE, Inc., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Optionee at:

The Optionee agrees and acknowledges that this purported exercise of the option is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company, and to Optionee’s satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to this exercise on terms acceptable to the Company.

DATED this _______ day of ________________________________, _____________.

Signature

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